                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated August 21, 1998 on the Seating Business of the Delphi Interior & Lighting Systems Division of General Motors Corporation, appearing in this Form 8-K/A of Lear Corporation dated September 1, 1998, in the following Registration Statements of Lear
Corporation:

Form      Registration Statement No.         Description
----      --------------------------         -----------
S-8                333-62647                 Personal Savings Plan for Delphi Hourly-Rate Employees
S-8                333-59467                 Executive Compensation
S-3                333-43085                 Shelf Registration
S-8                333-28419                 Outside Directors Compensation
S-3                333-16341                 Direct Stock Purchase Plan
S-8                333-16413                 Long-term Stock Incentive Plan
S-8                333-16415                 Bargaining and Non-Bargaining Savings Plan
S-8                333-03383                 1996 Stock Option Plan
S-8                333-06209                 Masland Options
S-8                33-61739                  Automotive Industries Holding, Inc. Options
S-8                33-57237                  Lear 401(k)
S-8                33-55783                  1988, 1992 and 1994 Option Plans











/s/Deloitte & Touche LLP
Detroit, Michigan
November 16, 1998